Exhibit 99

FOR RELEASE May 13, 2015 at 7:30 a.m.

Palatin Technologies, Inc. Reports Third Quarter
Fiscal Year 2015 Results;
Teleconference and Webcast to be held on May 13, 2015

CRANBURY, NJ – May 13, 2015 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2015.

Recent Highlights
●	Launched reconnectstudy.com in support of our Bremelanotide Phase 3 Program for Female Sexual Dysfunction (FSD)
‒	Provides FAQs on study design
‒	Qualification, participation, and enrollment criteria

●	Bremelanotide development for FSD:
‒
Palatin initiated Protocols 301 and 302 of its Phase 3 reconnect study in the United States and Canada for the treatment of FSD in December 2014 and January 2015. More information on the trial protocols can be found at clinicaltrials.gov.

●	Enrollment in the two Phase 3 studies is meeting target objectives
●
The clinical trials are designed to randomize approximately 1100 women (~550 each trial) to evaluate efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder as an on-demand, as-needed treatment. For more information visit reconnectstudy.com.

“We are extremely pleased that enrollment in our two Phase 3 studies of bremelanotide for the treatment of FSD is on track and we anticipate completing enrollment in the second half of calendar year 2015 and reporting top-line results in mid-calendar year 2016,” said Carl Spana, President and Chief Executive Officer of Palatin. “Work is proceeding with Gedeon Richter Plc., our co-development and commercialization partner in Europe, to initiate a Phase 3 clinical trial later this calendar year.”

-More-

Third Quarter Fiscal 2015 Financial Results
Palatin reported a net loss of $9.2 million, or $(0.07) per basic and diluted share, for the quarter ended March 31, 2015, compared to a net loss of $1.5 million, or $(0.01) per basic and diluted share, for the same period in 2014.  The increase in net loss for the quarter ended March 31, 2015 compared to the same period last fiscal year was attributable to the increase in research and development expenses related to our Phase 3 reconnect study with bremelanotide for the treatment of FSD.

Revenue
There were no revenues recognized for the quarters ended March 31, 2015 and 2014.

Operating Expenses
Total operating expenses for the quarter ended March 31, 2015 were $8.7 million compared to $3.4 million for the comparable quarter of 2014.  The increase in operating expenses for the quarter ended March 31, 2015 was the result of an increase in expenses relating to our Phase 3 reconnect study with bremelanotide for the treatment of FSD.

Cash Position
Palatin’s cash and cash equivalents were $36.7 million as of March 31, 2015, compared to cash and cash equivalents of $12.2 million at June 30, 2014.  Current liabilities were $5.2 million as of March 31, 2015, compared to $1.8 million, net of $1.0 million of deferred revenue, as of June 30, 2014.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending June 30, 2016.

Conference Call / Webcast
Palatin will host a conference call and webcast on May 13, 2015 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-556-4997 (domestic) or 1-719-457-2085 (international), pass code 6985158.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 6985158.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

[
PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

REVENUES:
Contract revenue	$-	$-	$12,951,730	$-

OPERATING EXPENSES:
Research and development	7,588,437	2,151,225	14,785,974	8,230,733
General and administrative	1,133,954	1,212,513	3,671,621	3,236,093
Total operating expenses	8,722,391	3,363,738	18,457,595	11,466,826

Loss from operations	(8,722,391)	(3,363,738)	(5,505,865)	(11,466,826)

OTHER (EXPENSE) INCOME:
Investment income	14,696	4,363	24,694	14,613
Interest expense	(311,170)	(182)	(344,757)	(2,987)
Foreign exchange transaction loss	(131,673)	-	(284,656)	-
Total other (expense) income, net	(428,147)	4,181	(604,719)	11,626

Loss before income taxes	(9,150,538)	(3,359,557)	(6,110,584)	(11,455,200)
Income tax benefit	-	1,846,646	531,508	1,846,646

NET LOSS	$(9,150,538)	$(1,512,911)	$(5,579,076)	$(9,608,554)

Basic and diluted net loss per common share	$(0.07)	$(0.01)	$(0.05)	$(0.09)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	134,008,239	106,709,340	116,632,958	106,668,094

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$36,729,174	$12,184,605
Prepaid expenses and other current assets	1,971,572	156,393
Total current assets	38,700,746	12,340,998

Property and equipment, net	153,971	160,748
Other assets	173,518	57,308
Total assets	$39,028,235	$12,559,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,325,778	$261,280
Accrued expenses	2,839,406	1,508,958
Capital lease obligations	25,497	-
Deferred revenue	-	1,000,000
Total current liabilities	5,190,681	2,770,238

Notes payable, net of discount	9,757,797	-
Capital lease obligations	48,358	-
Other non-current liabilities	47,827	-
Total liabilities	15,044,663	2,770,238

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of March 31, 2015 and June 30, 2014, respectively	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 42,155,105 shares as of March 31, 2015 and 39,416,595 as of June 30, 2014, respectively	421,551	394,166
Additional paid-in capital	303,174,803	283,428,356
Accumulated deficit	(279,612,829)	(274,033,753)
Total stockholders’ equity	23,983,572	9,788,816
Total liabilities and stockholders’ equity	$39,028,235	$12,559,054